UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2015

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Matters

On January 7, 2015, the Board of Directors of CymaBay Therapeutics, Inc. took the following compensation actions with respect to CymaBay’s chief executive officer and other “named executive officers” as defined in Rule 402 of SEC Regulation S-K (collectively, the “Officers”):

Option Grants

Approved stock option grants under CymaBay’s 2013 Equity Incentive Plan to the following Officers:

Executive Officer	Title	Shares subject to Option
Harold Van Wart	President and Chief Executive Officer	180,000
Sujal Shah	Chief Financial Officer	100,000
Charles McWherter	Senior Vice President, Chief Scientific Officer	100,000
Pol Boudes	Chief Medical Officer	75,000

The options have an exercise price of $10.00 per share and vest over a four-year period, with one-quarter of the shares subject to the option vesting on the first anniversary of the grant date of January 7, 2015, and the remaining three-quarter of the shares subject to the options vesting ratably on a monthly basis over the following thirty-six (36) months thereafter provided such officer is continuing to provide services to CymaBay on such vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Sujal Shah

Name:	Sujal Shah
Title:	Chief Financial Officer

Dated: January 9, 2015